UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  May 23, 2013

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number

1-8841	NEXTERA ENERGY, INC.	59-2449419
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Florida

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT
Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
As described in Item 5.07 of this Current Report on Form 8-K, on May 23, 2013, at the NextEra Energy, Inc. 2013 Annual Meeting of Shareholders, the shareholders of NextEra Energy, Inc. (NextEra Energy or the Company) approved, as required by Internal Revenue Code section 162(m), the material terms for payment of performance-based annual incentive compensation under the NextEra Energy, Inc. 2013 Executive Annual Incentive Plan (2013 Annual Incentive Plan). The 2013 Annual Incentive Plan had been approved by NextEra Energy's Board of Directors on October 12, 2012, subject to receipt of shareholder approval of the material terms, and, following receipt of shareholder approval, became effective as of January 1, 2013.

A description of the material terms of the 2013 Annual Incentive Plan is set forth in Proposal 3, under the heading “Approval, as required by Internal Revenue Code section 162(m), of the material terms for payment of performance-based annual incentive compensation under the NextEra Energy, Inc. 2013 Executive Annual Incentive Plan” in the Company's definitive proxy statement on Schedule 14A for the 2013 Annual Meeting of Shareholders, filed with the Securities and Exchange Commission on April 5, 2013.

The 2013 Annual Incentive Plan was filed as Exhibit 10(c) to the Company's Current Report on Form 8-K filed on October 12, 2012, and is incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders

(a)
The Company held its 2013 Annual Meeting of Shareholders (2013 Annual Meeting) on May 23, 2013 in Dallas, Texas. At the 2013 Annual Meeting, the Company's shareholders approved four proposals and did not approve a shareholder proposal. The proposals are described in detail in the Company's definitive proxy statement on Schedule 14A for the 2013 Annual Meeting, filed with the Securities and Exchange Commission on April 5, 2013.

(b)	The final voting results with respect to each proposal voted upon at the 2013 Annual Meeting are set forth below.

Proposal 1
The Company's shareholders elected each of the twelve nominees to the Board of Directors for a one-year term by a majority of the votes cast, as set forth below:

	FOR	% VOTES CAST FOR	AGAINST	% VOTES CAST AGAINST	ABSTENTIONS	BROKER NON-VOTES
Sherry S. Barrat	287,841,415	99%	3,073,612	1%	912,637	67,274,126
Robert M. Beall, II	287,195,360	99%	3,669,095	1%	963,209	67,274,126
James L. Camaren	287,647,091	99%	3,234,134	1%	946,439	67,274,126
Kenneth B. Dunn	289,384,610	99.5%	1,509,575	0.5%	933,479	67,274,126
Lewis Hay, III	286,611,268	99%	4,280,416	1%	935,980	67,274,126
Toni Jennings	288,779,830	99%	2,132,184	1%	915,650	67,274,126
James L. Robo	288,443,027	99%	2,441,310	1%	943,327	67,274,126
Rudy E. Schupp	288,332,113	99%	2,510,772	1%	984,779	67,274,126
John L. Skolds	289,414,161	99.5%	1,438,059	0.5%	975,444	67,274,126
William H. Swanson	289,625,522	99.6%	1,199,277	0.4%	1,002,865	67,274,126
Michael H. Thaman	289,319,624	99.5%	1,527,667	0.5%	980,373	67,274,126
Hansel E. Tookes, II	279,779,715	96%	11,061,902	4%	986,047	67,274,126

Proposal 2

The Company's shareholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2013, with 99% of votes cast voting “for” and 1% of votes cast voting “against,” as set forth below:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
353,553,258	4,441,459	1,107,073	—

Proposal 3

The Company's shareholders approved, as required by Internal Revenue Code section 162(m), the material terms for payment of performance-based annual incentive compensation under the 2013 Annual Incentive Plan, with 96% of votes cast voting “for”, 3% of votes cast voting “against” and 1% of votes abstaining, as set forth below. Internal Revenue Service regulations require that, in order for compensation paid under the 2013 Annual Incentive Plan to certain officers to be deductible for federal income tax purposes, the proposal must receive the approval of the majority of votes cast, including abstentions.

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
280,211,501	9,808,482	1,807,681	67,274,126

Proposal 4

The Company's shareholders approved, by non-binding advisory vote, NextEra Energy's compensation of its named executive officers as disclosed in the proxy statement for the 2013 Annual Meeting, with 96% of votes cast voting “for” and 4% of votes cast voting “against,” as set forth below:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
276,117,764	10,439,194	5,270,706	67,274,126

Proposal 5

The Company's shareholders did not approve a shareholder proposal related to a policy regarding the storage of nuclear waste, with 5% of votes cast voting “for” and 95% of votes cast voting “against,” as set forth below:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
13,610,861	262,388,141	15,828,662	67,274,126

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NextEra Energy, Inc.
(Registrant)

Date:  May 29, 2013

CHARLES E. SIEVING
Charles E. Sieving
Executive Vice President & General Counsel

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